Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information and to the incorporation by reference of our reports dated:

•

February 22, 2010 with respect to the financial statements and financial highlights of Seligman Capital Fund and Seligman Growth Fund included in the Annual Reports for the year ended December 31, 2009;

•	July 21, 2010 with respect to the financial statements and financial highlights of RiverSource Partners Fundamental Value Fund included in the Annual Report for the year ended May 31, 2010; and

•	September 20, 2010 with respect to the financial statements and financial highlights of RiverSource Disciplined Small Cap Value Fund included in the Annual Report for the year ended July 31, 2010 incorporated by reference into the Registration Statement (Form N-14) as filed with the Securities and Exchange Commission.

Minneapolis, Minnesota

December 27, 2010